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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of TheraTx, Inc. on Form S-8 (File No.'s 333-15171, 33-84284, 33-97254 and
333-1608) and the registration statement on Form S-3 (File No. 33-97740) of our report dated February 3, 1995 on our audit of the consolidated financial statements and financial statement schedule of Helian Health Group, Inc. and subsidiaries as of November 30, 1994, and for the year then ended, which report is included in this Annual Report on Form 10-K.




                                                   COOPERS & LYBRAND L.L.P.

San Jose, California
April 9, 1997